PROMISSORY NOTE MODIFICATION AND PARTIAL CONVERSION AGREEMENT

This Promissory Note Modification and Partial Conversion Agreement (this "Agreement") is entered into as of December 31, 2025 (the "Effective Date"), by and between:

QHSLab, Inc., a Nevada corporation (the "Company"),
and
Alex Mirakian MD PA (the "Holder").

RECITALS

A. The Company issued a Convertible Promissory Note dated May 7, 2021 (the "Original Note") to the Holder in the original principal amount of $100,000, bearing interest at ten percent (10%) per annum.

B. Pursuant to the Original Note, outstanding principal and accrued interest are convertible, at the option of the Holder, into shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), at a conversion price equal to the greater of (i) a twenty-five percent (25%) discount to the fifteen-day average market price of the Common Stock or (ii) $0.50 per share, with a stated maturity date of December 31, 2025.

C. As of December 31, 2025, the outstanding balance of the Original Note, including accrued interest, was $146,548.

D. The Company and the Holder desire to modify certain terms of the Original Note, provide for a partial conversion of the outstanding balance, and extend the maturity date of the remaining balance, all as set forth herein.

AGREEMENT

1. **Partial Conversion**

Effective as of the Effective Date, the Holder hereby elects to convert, and the Company hereby agrees to convert, $126,548 of the outstanding principal and accrued interest under the Original Note into shares of Common Stock at a conversion price of $0.30 per share.

As a result of such conversion, the Company shall issue to the Holder 421,827 shares of Common Stock (the "Conversion Shares").

2. **Issuance of Conversion Shares**

The Conversion Shares shall be validly issued, fully paid, and non-assessable, and shall be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) and Rule 506 of Regulation D thereunder. The Conversion Shares shall bear appropriate restrictive legends.

3. **Remaining Outstanding Balance**

Following the conversion described above, a remaining balance of $20,000 (the "Remaining Balance") shall continue to be outstanding under the Original Note. The Remaining Balance shall remain subject to the conversion provisions of the Original Note, pursuant to which the Company may satisfy the Remaining Balance upon maturity or upon the occurrence of a Default, as defined in the Original Note, by issuing shares of the Company's common stock at a conversion price equal to the greater of (i) a twenty-five percent (25%) discount to the fifteen (15) trading-day average market price of the Company's common stock immediately preceding the conversion or (ii) $0.50 per share.

4. **Modification of Remaining Balance**

The parties hereby agree that the Remaining Balance shall continue to be governed by the terms of the Original Note, as modified herein, with the following amendments:

a. **Extended Maturity Date**
The maturity date of the Remaining Balance is hereby extended to December 31, 2026.

b. **Conversion Rights**
The Remaining Balance shall continue to be convertible at the option of the Holder pursuant to the same conversion mechanism set forth in the Original Note.

c. **Prepayment Right**
The Company may prepay the Remaining Balance, in whole or in part, at any time prior to the extended maturity date, without penalty.

5. **No Further Modification**

Except as expressly modified by this Agreement, all other terms, conditions, representations, and obligations of the Original Note remain unchanged and in full force and effect.

6. **Satisfaction and Extinguishment**

Upon full repayment or conversion of the Remaining Balance, the Original Note, as modified by this Agreement, shall be deemed satisfied in full and extinguished.

7. **Acknowledgment**

The Holder acknowledges and agrees that this Agreement constitutes a valid and binding modification of the Original Note and that the conversion and amendments described herein were entered into voluntarily and at arm's length.

8. **Governing Law**

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict of laws principles.

9. **Counterparts; Electronic Signatures**

This Agreement may be executed in counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

SIGNATURES

IN WITNESS WHEREOF, the parties have executed this Promissory Note Modification and Partial Conversion Agreement as of the Effective Date.

QHSLAB, INC.

By: Troy Grogan ______________________

Name: Troy Grogan

Title: President and Chief Executive Officer

ALEX MIRAKIAN MD PA

By: Alex Mirakian ______________________

Name: Alex Mirakian, MD

Title: Authorized Signatory